Exhibit 4.2

FORM OF CERTIFICATE FOR SHARES OF     %

REDEEMABLE SERIES J PREFERRED STOCK

Number	Shares
CUSIP 620107 201

SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS

MOTRICITY, INC.

a Corporation Formed Under the Laws of the State of Delaware

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF     % REDEEMABLE SERIES J PREFERRED STOCK, LIQUIDATION PREFERENCE $         PER SHARE, $0.001 PAR VALUE PER SHARE, OF

MOTRICITY, INC.

(the “Corporation”), transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Dated:

President	Secretary

Countersigned and Registered:

American Stock Transfer & Trust Company, LLC

Transfer Agent and Registrar

MOTRICITY, INC.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT-	Custodian
TEN ENT	-as tenants by the entireties		(Cust) (Minor)
JT TEN	-as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act of (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Zip Code, of Assignee)

Shares of the     % Redeemable Series J Preferred Stock, $0.001 par value per share, of the Corporation represented by the within Certificate, and do hereby irrevocably constitute and appoint                              attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

X
X

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE face OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15